Exhibit 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-291539, No. 333-282065, No. 333-263468, No. 333-213436 and No. 333-252295) of SAP SE (the Company) of our reports dated February 18, 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 20-F.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

February 26, 2026